April 13, 1999


VIA TELECOPY AND
FEDERAL EXPRESS

Mr. Robert Gentz
DenAmerica Corp.
7373 N. Scottsdale Road, Suite D-120
Scottsdale, Arizona 85253

         RE: $3,000,000.00 OF NEW EQUIPMENT FINANCING AND MODIFICATION AND CONSOLIDATION WITH $15,400,000.00 EXISTING EQUIPMENT FINANCING FOR A TOTAL LOAN NOT TO EXCEED $18,400,000.00 OF EQUIPMENT FINANCING FOR DENNY'S AND BLACK-EYED PEA RESTAURANTS (THE "PROPERTIES")

Dear Mr. Gentz:

         CNL Fund Advisors, Inc. (the "Company") hereby issues this commitment letter ("Commitment") by which it agrees to enter, or cause an affiliate to enter, into equipment financing transactions (the " Loan") with DenAmerica Corp. and Black-eyed Pea, U.S.A. ("Borrower") as follows: (a) a new Three Million Dollars ($3,000,000.00) Balloon Promissory Note, to be consolidated with (a) an existing Eight Million Seven Hundred Twenty-five Thousand Dollars ($8,725,000.00) Balloon Promissory Note, (b) an existing Four Million Five Hundred Thousand Dollars ($4,500,000.00) Balloon Promissory Note, and (c) an existing Two Million Two Hundred Thousand Dollars ($2,200,000.00) Balloon Promissory Note, into a Consolidated Promissory Note not to exceed Eighteen Million Four Hundred Thousand Dollars ($18,400,000.00) for equipment which is incorporated into Black-eyed Pea and Denny's Restaurants (the "Equipment"), all of which is secured by a first security interest in restaurant equipment in Denny's Restaurants and Black-eyed Pea Restaurants (the locations of which are listed on Schedule A attached hereto and made a part hereof by this reference thereto).

         This Commitment provides funding beginning as of the date hereof and ending not later than May 15, 1999. Funding under this Commitment and the obligations of the Company hereunder are both expressly conditioned upon there being no unanticipated disruptions in Company's funding sources.

Mr. Robert Gentz
DenAmerica Corp.
April 13, 1999
Page 2

         1. Adverse Conditions. This Commitment shall be contingent upon no material adverse change in the financial condition of Borrower or the occurrence of any event which may, in the Company's reasonable judgment, have a material adverse effect upon the Borrower. In addition, the Company's obligation hereunder is subject to the ongoing review of Borrower's financial statements. To that end, the Company shall have the right to review (a) monthly unaudited statements of Borrower, (b) monthly profit and loss statements of the Restaurants in which the Equipment is located, and (c) quarterly unaudited statements of Borrower, along with any other financial information the Company may reasonably require.

         2. Legal Documents. Company's counsel will prepare all notes, security agreements, financing statements, and related documents. Borrower agrees that approval of such documents shall not be unreasonably withheld and that Borrower shall provide the following.

                  A. Such documentation as is necessary to evidence the fact that it is validly organized and in good standing under the laws of the state of its formation and that it is authorized to do business in the state where the Equipment is located, together with such resolutions or approvals as are required for it to enter into this Commitment and to consummate the transactions contemplated hereby.

                  B. A copy of Borrower's equipment financing documents relating to and encumbering the Property, if any.

                  C. Lien waivers and other documentation requested by Company executed by Borrower's Landlords and other parties to perfect Company's interest in the
                           Equipment, free and clear of other liens and encumbrances.

                  D. Such other reasonable information or documentation as the Company might request as a prudent lender in order to finalize the transactions contemplated hereby and to comply with the requirements of all local, state and federal agencies, and all regulations and laws to which the Company and its affiliates are subject.

         3. Opinion of Counsel. As a condition to closing, Company's counsel shall require the opinion of Borrower's counsel as to such matters as Company's counsel may deem appropriate, including but not limited to:

Mr. Robert Gentz
DenAmerica Corp.
April 13, 1999
Page 3

         (a) Borrower is duly organized and validly existing under the laws of the state of their formation; has the power and its representatives have been duly authorized to enter into the transactions contemplated by this Commitment; and all necessary approvals required to consummate the transactions contemplated hereby have been obtained.

         (b) The Loan Documents have been duly authorized, executed and delivered by Borrower and are the legal, binding, valid and enforceable obligations of Borrower in accordance with their respective terms, except as the enforcement of them may be limited by bankruptcy, insolvency, moratorium and other applicable debtor relief laws, which should not make them inadequate for the practical realization of the benefits to be afforded Company by them.

         (c) Each of the Loan Documents to be recorded is in appropriate form for recordation in the applicable recording office.

         (d) To counsel's knowledge, there are no material legal actions or proceedings pending or threatened against or with reference to Borrower or the Property, as applicable, before any court, quasi-judicial or administrative body or regulatory agency.

         (e) The Loan does not violate in any manner the usury laws of the State, and the manner and payment of interest under the Loan and all charges required to be paid under the Loan (including any prepaid interest, service charges, participation payments, additional interest, Loan commitment fees, Loan processing fees, and other charges contemplated, if any) are neither illegal nor usurious in any manner under the laws of the State.

         (f) The execution and delivery of the Loan Documents by Borrower, do not violate, conflict with, result in a breach of or default under any applicable statute, regulation, rule, order, or other legal requirement applicable to Borrower or any material agreement by which Borrower or its properties are bound, or result in the creation or imposition of any lien, charge or encumbrance upon the assets of Borrower other than as contemplated by the Loan Documents.

         (g) All taxes and recording, registration or filing fees required to be paid to any governmental authority with respect to the execution, recording, registration or filing of any of the documents securing the Loan have been duly paid in full except for nominal fees to be paid with respect to the recording of the Loan Documents.

         4. Closing. At closing, Borrower shall execute and/or deliver to the Company all documents, monies, instruments and other items required by this Commitment. The Company's obligation to close is conditioned upon its receipt and approval of all such documents, monies, instruments and items.

Mr. Robert Gentz
DenAmerica Corp.
April 13, 1999
Page 4

         5. Loan Financing. The Company agrees to enter or cause an affiliate to enter into equipment loan financing transactions in accordance with the terms and conditions of this Commitment. The Borrower and the Company shall execute a Note or Notes and other documents as may be required by the Company (collectively, the "Financing Documents"), which Financing Documents shall be in form and contain terms satisfactory to the Company and Borrower. The Company acknowledges that it has agreed to provide new equipment loan financing in an amount not to exceed Three Million Dollars ($3,000,000.00) (the "New Note"), and to consolidate the New Note with (a) an Eight Million Seven Hundred Twenty-five Thousand Dollars ($8,725,000.00) Balloon Promissory Note, (b) a Four Million Five Hundred Thousand Dollars ($4,500,000.00) Balloon Promissory Note, and (c) a Two Million Two Hundred Thousand Dollars ($2,200,000.00) Balloon Promissory Note, into a term note with a term not to exceed seven (7) years, and with monthly payments based upon an interest rate of ten and one-half percent (10.5%) per annum and a seven (7) year amortization schedule. In connection with any such Loan provided by the Company, Borrower shall be required to pay all customary equipment financing fees and costs, including without limitation, a two percent (2.0%) commitment/origination fee for the New Note payable to the Company, taxes, and all closing costs, along with any applicable documentary stamp taxes, filing fees, and attorney's fees and costs. The Consolidated Balloon Promissory Note or any loan agreement associated therewith shall be modified to provide that it shall become due and payable upon a "Change of Control" as defined in that certain Indenture (Series B Notes) between DenAmerica Corp. and State Street Bank and Trust Company dated March 29, 1996, which may be waived by Company's in its sole discretion.

         Company acknowledges that the terms of the Financing Documents shall not include a prepayment premium so long as the Borrower prepays the loan while the Company or one of its affiliates is the holder of the Financing Documents. In the event the Company or one of its affiliates sells or assigns the Financing Documents, the Lender shall give Borrower one hundred and twenty (120) days prior written notice of such proposed sale or assignment, and during such one hundred and twenty (120) day period the Borrower shall have the right to prepay the entire unpaid principal balance of the loan, plus accrued interest and any other sums due Company at the time of prepayment, without payment of a prepayment premium. The Financing Documents shall provide that in the event the Company or one of its affiliates sells or assigns the Financing Documents, then the Borrower shall pay to the holder of the Financing Documents a prepayment premium equal to the entire unpaid principal balance, accrued interest, and any other sums due Company at the time of prepayment, plus the greater of (A) Breakage Costs (as defined below) or (B) (i) the present value of all remaining payments of principal and interest, discounted at the Treasury Rate, less (ii)

Mr. Robert Gentz
DenAmerica Corp.
April 13, 1999
Page 5

the amount of principal being prepaid, but shall not be less than one percent (1%) of the then outstanding principal balance of the Loan (the "Prepayment Premium"). The "Treasury Rate" shall be the yield on securities issued by the United States Treasury having a maturity equal to the remaining term of the Loan, as quoted in Federal Reserve Statistical Release [H.15(519)] under the heading "U.S. Government Securities-Treasury Constant Maturity" for the date most nearly two (2) weeks before the prepayment date (or a comparable rate if this rate is no longer published) [adjusted to reflect a monthly payment interval]. If the above rate is not available for a term equal to the remaining stated term of the Loan as of the date of such prepayment, the Treasury Rate shall be determined by interpolating between the yields on securities of the next longer and next shorter maturity. "Breakage Costs" shall mean an amount equal to the greater of:

                  (a) 1% of the entire unpaid principal balance of the Note; or

                  (b)      (i)      the present value of all remaining  payments
                                    of principal and interest discounted at a discount rate equal to the "Swap Rate on Date of Prepayment,"

                                    MINUS

                           (ii) the present value of all remaining payments of principal and interest discounted at a discount rate equal to the "Swap Rate on Date of Note".

         "Swap Rate on Date of Note" shall be defined herein as the fixed rate, as determined by Company in its reasonable discretion, which is paid by Company (or which otherwise would be required to be received by an established and active interest rate swap counterparty, whether or not a swap transaction is actually entered into) on the date of the Note for a fixed rate swap in the notional amount and with the amortization terms of the Loan, in exchange for a floating rate equal to the 30-day LIBOR (London Inter-Bank Offering Rate).

         "Swap Rate on Date of Prepayment" shall be defined herein as the fixed rate, as determined by Company in its reasonable discretion as of the date and time of any prepayment hereunder, which the Company can contract to receive (or which otherwise would be paid by an established and active interest rate swap counterparty, whether or not a swap transaction is actually entered into) under a fixed rate swap in the notional amount and with the remaining amortization terms of the amount being prepaid, in exchange for a floating rate equal to the 30-day LIBOR (London Inter-Bank Offering Rate), minus one-quarter of one percent (25 Basis Points).

Mr. Robert Gentz
DenAmerica Corp.
April 13, 1999
Page 6

         6. Special Conditions. The Company's obligations to fund under this Commitment shall be contingent upon occurrence of all of the following special conditions:

         A. SELECTION OF RESTAURANT EQUIPMENT FOR PURPOSES OF PROVIDING EQUIPMENT COLLATERAL. Selection of the restaurant equipment for purposes of providing equipment collateral shall be by mutual agreement of the parties.

         B. CONSOLIDATED FIXED CHARGE COVERAGE RATIO. Borrower shall maintain a Consolidated Fixed Charge Coverage Ratio of not less than 1.1:1 on an aggregate basis for all Denny's or
                  Black-eyed Pea Restaurants whose equipment serves as collateral for the Loan based on an EBITDA calculation (the "EBITDA FCCR"). The EBITDA FCCR means, for the trailing twelve
                  (12) month period, the ratio of (a) the Borrower Cash Flow for such period to (b) the Borrower's Debt Service for such period. "Cash Flow" means only as to the EBITDA FCCR, for any period, an amount equal to (a) the sum of (i) pre-tax income (less general and administrative expenses not to exceed 3 1/2% of gross sales), (ii) interest expense, (iii) all non-cash amounts in respect of depreciation and amortization, and (iv) Non-Recurring Expenses less (b) Non-Recurring Income, all as reflected on the Borrower's financial statement for such period. "Debt Service" means only as to the EBITDA FCCR all of the Borrower's interest, the current portion of principal, and current portion of capital lease obligations.

         C. REPORTING. Borrower shall keep books and records reflecting its financial condition including, but not limited to, the operation of the Premises in accordance with generally accepted accounting principles consistently applied. The Company shall have the right, from time to time at all times during normal business hours, to examine such books, records and accounts at the offices of the Borrower or other entity maintaining such books, records and accounts and to make such copies or extracts thereof as the Company shall desire. During the term of the Loan, the Borrower must furnish or cause to be furnished to the Company within one hundred twenty (120) days of the close of each of their respective fiscal years, fiscal year end audited current signed financial statements (annual balance sheet and a profit/loss statement) of Borrower, and an income and expense statement of the operation of the Premises, all which must be "Presented To" the Company. Borrower shall also annually furnish to the Company (i) annual U.S. Income Tax Returns, (ii) a statement disclosing all contingent liabilities, and (iii) such interim statements as may reasonably be required by Company, from time to time. Borrower shall advise Company of its respective fiscal year-end dates and shall notify Company in writing, of any change in such year-end dates. During the term of the Loan, the Borrower

Mr. Robert Gentz
DenAmerica Corp.
April 13, 1999
Page 7

                  shall furnish to Company within forty-five (45) days after the end of each fiscal quarter of Borrower an unaudited financial statement of Borrower and a statement of income and expenses of the Premises. Finally, Borrower shall furnish to Company within thirty (30) days after the end of each fiscal month of Borrower an unaudited financial statement of Borrower and a profit and loss statement relating to each of the 65 restaurants on which the equipment is located.

         D. DEBT FINANCING COMMITMENT. Company's and Borrower's obligations hereunder are contingent on DenAmerica Corp.'s, or a special purpose bankruptcy remote entity's, execution simultaneously herewith of a Commitment for debt financing from CNL Financial Services, Inc. or one of its affiliates in an amount not to exceed Seventeen Million One Hundred Thousand Dollars ($17,100,000.00) to be secured by first priority leasehold mortgage and security interests in approximately thirty-four (34) Denny's located in Texas, Arizona, Colorado, Idaho, Utah, Missouri, Oklahoma, Louisiana, Arkansas and Florida (the "Debt Financing Commitment"). All applicable special conditions of the Debt Financing Commitment are hereby incorporated by reference.

         E. CNL GROWTH CORP. NOTES. DenAmerica Corp. has an outstanding promissory note in the original principal amount of Seven Million Seven Hundred Thousand Dollars ($7,700,000.00), of which there remains outstanding approximately $6,900,000.00 and an outstanding Convertible Debenture Agreement in the original principal amount of Four Million Four Hundred Thousand Dollars ($4,400,000.00) (together the "Growth Corp. Notes"). DenAmerica Corp. agrees to (i) execute documentation necessary such that all rights and remedies available to Jack Lloyd and William Howard under those certain Series B Notes shall also be available to CNL Growth Corp. under the Growth Corp. Notes (the "Remedies"); (ii) execute a tri-party agreement, intercreditor agreement or other appropriate documentation with the Company, Jack Lloyd, William Howard, and Banque Paribas, if necessary, to effectuate the Remedies; and (iii) provide a guaranty from Black-eyed Pea, U.S.A. of the Growth Corp. Notes.

         F. POST-CLOSING DOCUMENTATION. Delivery by Borrower of all documentation due to the Company, CNL Growth Corp., or one of their affiliates, including but not limited to Landlord Estoppels, Real Property Waivers, UCC Financing Statements, and Lease Amendments.

Mr. Robert Gentz
DenAmerica Corp.
April 13, 1999
Page 8

         G. PROCEEDS OF LOAN. The proceeds of the Loan shall be applied first to payment of, including but not limited to, all past due principal and interest payments, taxes, rents, insurance premiums, property taxes, and any other sums due the Company, CNL American Property Funds, LP, or one of their affiliates, under any existing loans or leases.

         H. ESCROW OF PROPERTY TAXES. Beginning on the first day of the first full month following closing of the Loan contemplated hereunder, and continuing on the first day of each month thereafter during the term of the applicable loan or lease, Borrower shall escrow one-twelfth (1/12) of the annual amount necessary to pay ad valorem and real property taxes due on the real and personal property which is the subject of any lease or collateral for any loan by Lender or one of its affiliates to Borrower or one of Borrower's affiliates (the "Escrow Payment"). On the first day of the second full month following closing, Borrower shall pay those amounts necessary to fully fund the escrow account, to date. Failure to make any monthly Escrow Payment shall constitute a default under the applicable loan or lease. Lender's obligations hereunder are contingent on Borrower's or Borrower's affiliates executing modifications to any and all such leases or loans as may be required by Lender in its reasonable discretion to effectuate the requirements of this paragraph.

         7. Applicable Law. This Commitment shall be construed in accordance with the laws of the State of Florida. It is agreed that time shall be of the essence all terms and provisions of this Commitment.

         8. Survival. The terms and conditions of this Commitment shall survive closing with respect to the transaction contemplated herein.

         9. Commitment Period. This Commitment shall expire unless, on or before ten (10) business days from the date of this Commitment set forth above, this Commitment is accepted and returned to the Company.

         10. Assignment of Commitment. This Commitment is not assignable by Borrower. The Company may assign this Commitment in whole or part to an affiliate of the Company without Borrower's consent.

         If this Commitment is acceptable to you, please sign in the space provided below and return one executed original letter to my office. Following

Mr. Robert Gentz
DenAmerica Corp.
April 13, 1999
Page 9

receipt of the executed Commitment, I shall instruct our legal counsel to prepare definitive documents consistent with the foregoing terms and conditions. If you have any questions, please do not hesitate to call me.

                                      Very truly yours,

                                      CNL FUND ADVISORS, INC.



                                      By: /s/ John T. Walker
                                          --------------------------------------
                                         John T. Walker, Chief Operating Officer

ACCEPTED AND AGREED:

As to Borrower

BLACK-EYED PEA, U.S.A.


By: /s/ Robert J. Gentz
    ----------------------------
Name:
     ---------------------------
As its:
        ------------------------
Date:
     ---------------------------


As to BORROWER on $18,4000,000.00 Consolidated Note and GUARANTOR on the Growth Corp. Notes

DENAMERICA CORP.


By: /s/ Robert J. Gentz
    ----------------------------
Name:
     ---------------------------
As its:
        ------------------------
Date:
     ---------------------------